UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2014 (March 17, 2014)

BERRY PETROLEUM COMPANY, LLC
(successor in interest to Berry Petroleum Company)
(Exact name of registrant as specified in its charters)

Delaware	1-9735	77-0079387
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Berry Petroleum Company
1999 Broadway, Suite 3700
Denver, Colorado 80202
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Berry Petroleum Company, LLC (“Berry”) on March 21, 2014.
Item 4.01    Change in Registrant’s Certifying Accountant
As previously disclosed, on March 17, 2014, Berry dismissed PricewaterhouseCoopers LLP (“PwC”) as its auditors effective upon completion of the audit services being conducted by PwC for the fiscal year ended December 31, 2013 and the filing of Berry’s related Form 10-K. On March 25, 2014, Berry engaged KPMG LLP (“KPMG”) as its new independent public accountants to serve as its principal accountants to audit its financial statements as of December 31, 2013 and for the period from December 17, 2013 through December 31, 2013. The engagement of KPMG was approved by the Audit Committee of Linn Energy, the indirect parent of Berry.
During each of Berry’s fiscal years ended December 31, 2012 and 2011, and during the subsequent interim period through March 17, 2014, neither Berry nor anyone acting on its behalf consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Berry’s financial statements for the periods prior to December 16, 2013, and no written report or oral advice was provided by KPMG to Berry that KPMG concluded was an important factor considered by Berry in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
Exhibit 16.1	Letter from PricewaterhouseCoopers LLP, dated March 21, 2014 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 21, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY, LLC

Date: March 26, 2014	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

16.1	Letter from PricewaterhouseCoopers LLP, dated March 21, 2014 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 21, 2014)